                           Offer to Purchase for Cash
                     All Outstanding Shares of Common Stock
                                       of

                              Red Roof Inns, Inc.
                                       at
                              $22.75 Net Per Share
                                       by

                             RRI Acquisition Corp.
                      an indirect, wholly owned subsidiary
                                       of

                                   Accor S.A.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, AUGUST 12, 1999, UNLESS THE OFFER IS EXTENDED.

                                                                   July 26, 1999

To Participants in the Red Roof Inns, Inc. Employee Stock Purchase Plan:

     You were previously furnished with an Offer to Purchase, dated July 16, 1999 (the "Offer to Purchase"), and a related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by RRI Acquisition Corp., a corporation organized and existing under the laws of the State of Delaware ("Purchaser") and an indirect, wholly owned subsidiary of Accor S.A., a corporation organized and existing under the laws of France ("Parent"), to purchase all outstanding shares of Common Stock, par value $0.01 per share (the "Shares"), of Red Roof Inns, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), at a price of $22.75 per Share, net to the seller in cash (subject to applicable withholding of taxes), without interest, upon the terms and subject to the conditions set forth in the Offer. The Offer is made in connection with the Agreement and Plan of Merger, dated as of July 10, 1999 (the "Merger Agreement"), among Parent, Purchaser and the Company.

     Bank One Trust Company NA ("Bank One") is the holder of record of Shares held for your account as a participant in the Company's Employee Stock Purchase Plan (the "Plan"). A tender of such Shares into the Offer can be made only by Bank One as the holder of record, in accordance with the terms of the Plan and to the extent consistent with applicable law. The Letter of Transmittal furnished to you previously was for your information only and cannot be used by you to tender Shares held in your Plan account.

     Accordingly, we request information as to whether you wish Bank One to tender the Shares held in your Plan account, upon the terms and subject to the conditions set forth in the Offer. The complete terms and conditions of the Offer are set forth in the Offer to Purchase and participants are urged to review the Offer to Purchase in its entirety before completing the instruction form contained in this letter.

     If you wish to have Bank One tender any or all of the Shares held in your Plan account, please so instruct Bank One by completing, executing and returning to us the instruction form contained in this letter. The instruction to Bank One should be returned to us using the enclosed envelope. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise indicated in such instruction form. Please forward your instructions to us so that they are received by us no later than 5:00 p.m., New York City time, Monday, August 9, 1999, to allow ample time for your Shares to be tendered on your behalf by Bank One prior to the expiration of the Offer. NOTE: SHARES IN PLAN ACCOUNTS AS TO WHICH WE HAVE NOT RECEIVED INSTRUCTIONS FROM PARTICIPANTS AND SHARES WHICH ARE NOT ALLOCATED TO PARTICIPANTS' ACCOUNTS WILL BE TENDERED OR WILL NOT BE TENDERED IN THE OFFER IN ACCORDANCE WITH THE TERMS OF THE PLAN, TO THE EXTENT CONSISTENT WITH APPLICABLE LAWS.

     If you have any questions about the Offer or need help in completing the instruction form, please contact the Information Agent for the Offer, D.F. King & Co., Inc., at (800) 848-3051.

                                         Very truly yours,

                                         Red Roof Inns, Inc.

                          INSTRUCTIONS WITH RESPECT TO
                         THE OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF

                              RED ROOF INNS, INC.

     The undersigned acknowledges receipt of the Offer to Purchase, dated July 16, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (such documents, together with any amendments or supplements thereto, collectively constitute the "Offer"), in connection with the offer by RRI Acquisition Corp., a corporation organized and existing under the laws of the State of Delaware and an indirect, wholly owned subsidiary of Accor S.A., a corporation organized and existing under the laws of France, to purchase all of the outstanding shares of Common Stock, par value $0.01 per share (the "Shares"), of Red Roof Inns, Inc., a Delaware corporation (the "Company"), at a price of $22.75 per Share, net to the seller in cash (subject to applicable withholding of taxes), without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase. The undersigned understand(s) that the Offer applies to Shares allocated to the account of the undersigned in the Company's Employee Stock Purchase Plan (the "Plan").

     This will instruct Bank One Trust Company NA ("Bank One") to tender to Purchaser all Shares which are held by Bank One for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. If you have any questions about the Offer or need help in completing this instruction form, please contact the Information Agent for the Offer, D.F. King & Co., Inc., at (800) 848-3051.

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Dated:                                     , 1999
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